UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30156	98-0384030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pittsburgh Life Sciences Greenhouse 2425 Sidney Street Pittsburgh, PA	15203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 398-0202

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 21, 2018 the Company issued a press release reporting on expansion of its patent portfolio and a favorable legal decision rendered by the Patent Trial and Appeal Board (PTAB) at the United States Patent Office. The PTAB decision denied a challenge to one of the Company’s patents (U.S. Patent No. 9,610,430). The challenge filed with the PTAB sought the institution of an Inter Partes Review (IPR).

The Company was advised that the challenger could have filed an appeal of the PTAB decision through the Federal Circuit at any time until midnight, February 20, 2018. Accordingly, the Company awaited the expiration of the appeal deadline and issued its announcement the next morning.

The Company has also relocated its corporate headquarters to:

RenovaCare, Inc.

Pittsburgh Life Sciences Greenhouse

2425 Sidney Street

Pittsburgh, PA 15203

(888) 398-0202

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated February 21, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Renovacare, Inc.

Dated: February 27, 2018	By:	/s/ Thomas Bold
	Name:	Thomas Bold
	Title:	Chief Executive Officer

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